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                                                                EXHIBIT 13(a.1)


                             THE NEEDHAM FUNDS, INC.
                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

         WHEREAS, The Needham Funds, Inc. (the "Company") is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, on January 1, 1996, the Company entered into a Plan of Distribution (the "Original Plan") pursuant to Rule 12b-1 under the Act;

         WHEREAS, on July 19, 2001, the Company amended and restated the Original Plan ( the "Amended and Restated Plan") with respect to the Funds set forth on Exhibit A attached thereto (the "Funds") pursuant to Rule 12b-1 under the Act, and

         WHEREAS, the Company now desires to amend Exhibit A to the Amended and Restated Plan to add Needham Small Cap Growth Fund to the list of Funds set forth thereon and to adopt the Amended and Restated Plan, as amended hereby, with respect to Needham Small Cap Growth Fund and the Directors of the Company have determined that there is a reasonable likelihood that the adoption of the Amended and Restated Plan will benefit Needham Small Cap Growth Fund and its shareholders.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Exhibit A. Exhibit A to the Amended and Restated Plan is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

2. Effectiveness. This Amendment No. 1 shall take effect as of the date set forth below. Except as set forth herein, all terms and conditions of the Amended and Restated Plan shall remain in full force and effect.

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                                                                 EXHIBIT 13(a.1)

         IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the day and year written below.


                                           THE NEEDHAM FUNDS, INC.


                                           By:  _____________________________
                                                John C. Michaelson
                                                President


Dated: April ____, 2002


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                                                                 EXHIBIT 13(a.1)

                                    EXHIBIT A

                                      FUNDS

                               NEEDHAM GROWTH FUND

                         NEEDHAM AGGRESSIVE GROWTH FUND

                          NEEDHAM SMALL CAP GROWTH FUND



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